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CERTIFICATIONS PURSUANT TO SECTION 906
EX-99.906CERT

                                  CERTIFICATION

R. Jay Gerken, Chief Executive Officer, and Lewis E. Daidone, Chief Administrative Officer of Salomon Brothers Variable Series Funds Inc - Salomon Brothers Variable Large Cap Growth Fund (the "Registrant"), each certify to the best of his or her knowledge that:

1. The Registrant's periodic report on Form N-CSR for the period ended June 30, 2003 (the "Form N-CSR") fully complies with the requirements of section 15(d) of the Securities Exchange Act of 1934, as amended; and

2. The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Chief Executive Officer                              Chief Administrative Officer
Salomon Brothers Variable Series Funds Inc           Salomon Brothers Variable Series Funds Inc
Salomon Brothers Variable Large Cap                  Salomon Brothers Variable Large Cap
Growth Fund                                          Growth Fund

/s/ R. Jay Gerken                           /s/ Lewis E. Daidone
R. Jay Gerken                               Lewis E. Daidone
Date: August 27, 2003                       Date: August 27, 2003

     This certification is being furnished to the Securities and Exchange Commission solely pursuant to 18 U.S.C. ss. 1350 and is not being filed as part of the Form N-CSR with the Commission.